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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITOR'S CONSENT
                         -----------------------------

The Board of Directors
SunStar Healthcare, Inc.:

We consent to the incorporation of our report dated September 16, 1997 with respect to the consolidated financial statements of SunStar Healthcare, Inc. as of and for the two years ended July 31, 1997 in the Annual Report on Form 10-KSB for the fiscal year ended July 31, 1997 of SunStar Healthcare, Inc.


                                                KPMG PEAT MARWICK LLP
                                                Certified Public Accountants


Jacksonville, Florida
November 12, 1997